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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in the Registration Statement and Prospectus of InfoCure Corporation of our report dated November 30, 2000, accompanying the consolidated financial statements of Medical Dynamics, Inc. also incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the headings "Selected Historical Consolidated Financial Data" and "Experts" in the Prospectus.



/s/ Hein + Associates LLP
-------------------------
    Hein + Associates LLP


Denver, Colorado
April 25, 2001